Exhibit 99.1

FOR IMMEDIATE RELEASE

June 23, 2004

Contacts: (Analysts) Kris Wenker (763) 764-2607 (Media) Marybeth Thorsgaard (763) 764-6364

GENERAL MILLS CONFIRMS BOARD OF DIRECTOR RESIGNATIONS

MINNEAPOLIS, MN –General Mills (NYSE:GIS) confirmed that it has received and accepted the resignations of Paul S. Walsh, Chief Executive Officer, Diageo plc and John M. Keenan, Chief Executive Officer, Grand Cru Consulting, Ltd. from its board of directors. Both resignations were made in conjunction with General Mills’ filing of a shelf registration statement today. In connection with these resignations, General Mills and Diageo have amended the Stockholders Agreement between them terminating Diageo’s right to designate two nominees for election to General Mills’ board of directors. With these resignations, General Mills’ board now has thirteen members.

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